UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 24, 2007

TOUSA, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32322	76-0460831
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 Hollywood Blvd., Suite 500 N, Hollywood, Florida		33021
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-364-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

In response to the deteriorating market conditions in the third quarter, the Company is exercising its right to abandon a number of homesite option contracts. As a result, the Company anticipates that it will incur significant deposit write-offs and abandonment charges in the third quarter of 2007.

Additionally, the Company is currently reviewing its inventories and other assets for possible impairment charges. Due to weaker than anticipated net sales orders and declining prices, the Company currently also expects to record significant asset impairment charges in the third quarter of 2007.

The Company anticipates that recording the asset impairment charges, deposit write-offs and abandonment charges will cause the Company to breach one or more of the covenants in its Second Amended and Restated Revolving Credit Agreement and First Lien Term Loan Credit Agreement. The Company is proposing to enter into the attached amendments to these agreements.

For lenders interested in executing the attached amendments, please access the intralinks site for the Company's lenders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Proposed Amendment No. 1 to First Lien Term Loan Credit Agreement
99.2 Proposed Amendment No. 1 to Second Amended and Restated Revolving Credit Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUSA, Inc.

October 24, 2007	By:	/s/ Stephen M. Wagman

Name: Stephen M. Wagman
Title: Executive Vice-President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Proposed Amendment No. 1 to First Lien Term Loan Credit Agreement
99.2	Proposed Amendment No. 1 to Second Amended and Restated Revolving Credit Agreement